Exhibit 10.2

EXECUTION COPY

AMENDMENT TO AMENDED AND RESTATED

EMPLOYEE ROLLOVER STOCK OPTION AGREEMENT

AMENDMENT to Amended and Restated Employee Rollover Stock Option Agreement (this “Amendment”), dated August 2, 2013, by and among Ancelux Topco S.C.A., a société en commandite par actions, organized and existing under the laws of the Grand Duchy of Luxembourg (“Parent”), Ancestry US Holdings Inc. (f/k/a Global Generations International Inc.), a Delaware corporation (“US Holdco”) and Timothy Sullivan (the “Optionee”).

WHEREAS, Parent, US Holdco and the Optionee are parties to an Amended and Restated Employee Rollover Stock Option Agreement dated as of December 28, 2012 (the “Rollover Agreement”);

WHEREAS, Section 15 of the Rollover Agreement provides that the Rollover Agreement may be amended by a written instrument signed by Parent, US Holdco, Ancestry.com Inc., a Delaware corporation, and the Optionee;

WHEREAS, the parties desire to amend the Rollover Agreement as set forth herein; and

WHEREAS, capitalized terms used and not defined herein shall have the meanings set forth in the Rollover Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the undersigned parties hereto agree to the terms and conditions contained herein.

1.	Section 3(d) of the Rollover Agreement is hereby amended and restated in its entirety to provide as follows:

“US Holdco Stock Contribution. Immediately following the first anniversary of the ISO Exercise Date, the Optionee agrees to contribute his shares of US Holdco Stock to Parent in exchange for a number of Investor Interests equal to the product of the number of shares of US Holdco Stock being contributed multiplied by the ratio of the Fair Market Value of one share of US Holdco Stock to the Fair Market Value of one Investor Interest, in each case on the ISO Exercise Date. The purpose of this Section 3(d) is to provide for an exchange of Optionee’s US Holdco Stock for Investor Interests having equivalent value. In the event of any change in the capital structure of US Holdco or Parent or any corporate transaction with respect to US Holdco or Parent that would interfere with the intent of this Section 3(d), the parties to this Agreement will equitably adjust the Investor Interests or make such other adjustments to Optionee’s holdings consistent with such purpose.”

2.	Section 3(e) of the Rollover Agreement is hereby deleted in its entirety.

3.	Confirmation of Rollover Agreement. Except as set forth in this amendment, the Rollover Agreement shall remain in effect in all other respects and is hereby confirmed by the parties.

4.	Counterparts. This Amendment may be executed by .pdf or facsimile signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

5.	Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws (excluding conflict of laws rules and principles) of the State of Utah applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

ANCELUX TOPCO S.C.A., represented by its sole manager, Ancelux S.àr.l

By:	/s/ Séverine MICHEL
Name:	Séverine MICHEL
Title:

ANCESTRY.COM INC.

By:	/s/ William Stern
Name:	William Stern
Title:

ANCESTRY US HOLDINGS INC.

By:	/s/ William Stern
Name:	William Stern
Title:

OPTIONEE

/s/ Timothy Sullivan
Timothy Sullivan

[Signature Page to Amendment to Amended and Restated Employee Rollover Stock Option Agreement]